CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated April 2, 1998 on our audit of the consolidated financial statements of POINT PLASTICS, INC. AND SUBSIDIARY included in this Form 8-K, into the previously filed Registration Statement of Synetic, Inc. and Subsidiaries on Form S-8 (Files Nos. 33-34925, 33-34926, 33-38446, 33-46639,
33-46640, 333-19043, 333-21555 and 333-36041) and Form S-3 (File No. 333-18771).



/s/ LINKENHEIMER LLP
Santa Rosa, California
July 29, 1998